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                                                                      Exhibit 11

                 NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

                 Statement re computation of per share earnings

                                                          For the Year
                                                         Ended December 31
                                                    ---------------------------
                                                     2002      2001      2000
                                                    -------   -------   -------

Net Earnings                                        $12,118   $10,362   $ 7,889
                                                    =======   =======   =======

Average common shares outstanding                    15,005    15,005    15,005
                                                    =======   =======   =======

Basic and diluted earnings per share                $   .81   $   .69   $   .53
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